CERTIFICATE AMENDMENT

AID ASSOCIATION FOR LUTHERANS

CERTIFICATE NUMBER

YOUR FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CERTIFICATE IS AMENDED AS FOLLOWS:

  THE FOLLOWING LANGUAGE IN THE CERTIFICATE MAINTENANCE CHARGE PROVISION IS DELETED:

  “THIS CHARGE WILL NOT BE DEDUCTED IF THE SUM OF PREMIUMS RECEIVED BY AAL LESS THE SUM OF ANY WITHDRAWALS AND WITHDRAWAL CHARGES FROM THIS CERTIFICATE IS $5,000 OR MORE AT THE TIME THE DEDUCTION WOULD OTHERWISE BE MADE.”

  THE FOLLOWING LANGUAGE APPLIES INSTEAD:

  “THIS CHARGE WILL NOT BE DEDUCTED IF THE SUM OF PREMIUMS RECEIVED BY AAL LESS THE SUM OF ANY WITHDRAWALS AND WITHDRAWAL CHARGES FROM THIS CERTIFICATE IS $1,500 OR MORE AT THE TIME THE DEDUCTION WOULD OTHERWISE BE MADE.”

  THE FOLLOWING LANGUAGE IN THE DEATH PROCEEDS PROVISION IS DELETED:

  “IF THE ANNUITANT DIES BEFORE ATTAINING AGE 80, THE AMOUNT OF THE DEATH PROCEEDS IS THE GREATEST OF:

  THE ACCUMULATED VALUE OF THIS CERTIFICATE ON THE DEATH PROCEEDS CALCULATION DATE;

  THE SUM OF ALL PREMIUMS PAID LESS THE SUM OF ANY WITHDRAWALS AS OF THE DEATH PROCEEDS CALCULATION DATE; OR

  THE ACCUMULATED VALUE OF THIS CERTIFICATE ON THE MINIMUM DEATH PROCEEDS VALUATION DATE PRECEDING THE DEATH PROCEEDS CALCULATION DATE, PLUS THE SUM OF ALL PREMIUMS PAID SINCE THAT MINIMUM DEATH PROCEEDS VALUATION DATE, LESS THE SUM OF ANY WITHDRAWALS SINCE THAT MINIMUM DEATH PROCEEDS VALUATION DATE. THE FIRST MINIMUM DEATH PROCEEDS VALUATION DATE IS THE CERTIFICATE ISSUE DATE. THEREAFTER, THE MINIMUM DEATH PROCEEDS VALUATION DATE IS EVERY 7TH ANNIVERSARY OF THE CERTIFICATE ISSUE DATE.

  IF THE ANNUITANT DIES ON OR AFTER ATTAINING AGE 80, THE AMOUNT OF THE DEATH PROCEEDS IS THE ACCUMULATED VALUE OF THIS CERTIFICATE ON THE DEATH PROCEEDS CALCULATION DATE.”

  CERTIFICATE AMENDMENT

  AID ASSOCIATION FOR LUTHERANS

  CERTIFICATE NUMBER

  THE FOLLOWING LANGUAGE APPLIES INSTEAD:

  "THE AMOUNT OF THE DEATH PROCEEDS IS THE GREATEST OF:

  THE ACCUMULATED VALUE OF THIS CERTIFICATE ON THE DEATH PROCEEDS CALCULATION DATE;

  THE SUM OF ALL PREMIUMS PAID LESS THE SUM OF ANY WITHDRAWALS AS OF THE DEATH PROCEEDS CALCULATION DATE; OR

  THE HIGHEST ACCUMULATED VALUE OF THIS CERTIFICATE ON ANY MINIMUM DEATH PROCEEDS VALUATION DATE PRECEDING THE DEATH PROCEEDS CALCULATION DATE, PLUS THE SUM OF ALL PREMIUMS PAID SINCE THAT MINIMUM DEATH PROCEEDS VALUATION DATE, LESS THE SUM OF ANY WITHDRAWALS SINCE THAT MINIMUM DEATH PROCEEDS VALUATION DATE. THE FIRST MINIMUM DEATH PROCEEDS VALUATION DATE IS THE CERTIFICATE ISSUE DATE. THEREAFTER, THE MINIMUM DEATH PROCEEDS VALUATION DATE IS EVERY ANNIVERSARY OF THE CERTIFICATE ISSUE DATE UNTIL THE ANNUITANT ATTAINS AGE 79. THE LAST MINIMUM DEATH PROCEEDS VALUATION DATE IS THE CERTIFICATE ANNIVERSARY THE ANNUITANT ATTAINS AGE 79.”

SIGNED FOR AID ASSOCIATION FOR LUTHERANS (AAL) AT APPLETON, WISCONSIN.

/s/John O. Gilbert
PRESIDENT